REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
ON INTERNAL CONTROL



Shareholders and Board of Trustees
Rochdale Investment Trust
New York, New York


In planning and performing our audits of the financial statements of Rochdale
Large Growth Portfolio, Rochdale Large
Value Portfolio, Rochdale Mid-Small
Growth Portfolio, Rochdale Mid-Small
Value Portfolio, Rochdale Atlas Portfolio,
Rochdale Dividend and Income Portfolio,
Rochdale Intermediate Fixed Income
Portfolio, and Rochdale Darwin Portfolio, each a series of shares of beneficial interest of Rochdale Investment Trust
(the "Funds") for the year ended
December 31, 2004, we considered its
internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.   In fulfilling
this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.   Generally, controls that
are relevant to an audit pertain to the
entity's objective of preparing financial
statements for external purposes that are
fairly presented in conformity with
accounting principles generally accepted
in the United States of America.   Those
controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any
internal control, error or fraud may
occur and not be detected. Also,
projection of any evaluation of the
internal control to future periods is
subject to the risk that it may become
inadequate because of changes in
conditions or that the effectiveness of
the design and operation may
deteriorate.

Our consideration of the internal control
would not necessarily disclose all matters
in internal control that might be material
weaknesses under standards established
by the Public Company Accounting
Oversight Board (United States).   A
material weakness is a condition in which
the design or operation of one or more of
the internal control components does not
reduce to a relatively low level the risk
that misstatements caused by error or
fraud in amounts that would be material in
relation to the financial statements being
audited may occur and not be detected
within a timely period by employees in the
normal course of performing their
assigned functions.   However, we noted
no matters involving internal control and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of December 31, 2004.

This report is intended solely for the
information and use of management,
Shareholders, and Board of Trustees of
Rochdale Investment Trust and the
Securities and Exchange Commission, and
is not intended to be and should not be
used by anyone other than these specified parties.




Philadelphia, Pennsylvania
February 11, 2005